Exhibit 99.1

Contact:	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES 2011

FOURTH QUARTER AND YEAR-END RESULTS

TUPELO, MISSISSIPPI (January 17, 2012) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for the fourth quarter and year ended December 31, 2011. For the fourth quarter of 2011, net income was $5,790,000 as compared to $4,721,000 for the fourth quarter of 2010. Basic and diluted earnings per share (EPS) were $0.23 for the fourth quarter of 2011 as compared to basic and diluted EPS of $0.19 for the fourth quarter of 2010.

Net income for 2011 was $25,632,000 as compared to $31,675,000 for 2010. Net income for 2010 included a pre-tax acquisition gain of $42,211,000 from the Company’s FDIC-assisted acquisition of Crescent Bank of Jasper, Georgia recognized during the third quarter of 2010. During 2011, the Company recorded a pre-tax acquisition gain of $8,774,000 in connection with its FDIC-assisted acquisition of American Bank and Trust of Roswell, Georgia, which was recognized during the first quarter of the year.

For 2011, both basic and diluted EPS were $1.02 as compared to basic and diluted EPS of $1.39 and $1.38, respectively, for 2010.

“We achieved much success during the fourth quarter of 2011 as we experienced net loan growth while continuing to expand our franchise by opening de novo locations in Starkville, Mississippi, and Tuscaloosa and Montgomery, Alabama,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “In addition to our market expansions, we continued to experience a decrease in our nonperforming loans and other real estate owned. Our nonperforming loans not subject to loss-share decreased 35% during the year and represented only 1.56% of total loans at the end of 2011.”

Total deposits were $3.412 billion at December 31, 2011, as compared to $3.342 billion at September 30, 2011, and $3.468 billion at December 31, 2010. The Company continued to improve its deposit mix as noninterest-bearing deposits represented 15.59% of total deposits on December 31, 2011, up from 10.63% of total deposits at December 31, 2010. As a result of this improvement, the Company’s cost of funds declined to 1.11% at December 31, 2011, from 1.16% at September 30, 2011, and 1.74% at December 31, 2010.

Total loans were $2.581 billion at the end of 2011 as compared to $2.565 billion at the end of the third quarter of 2011 and $2.525 billion at the end of 2010. Loans not covered under FDIC loss-share agreements were $2.242 billion at December 31, 2011, as compared to $2.205 billion at September 30, 2011, and $2.191 billion at December 31, 2010.

“We are pleased to have achieved net loan growth on both an annual and linked quarter basis,” stated McGraw. “We believe that we are well-positioned to continue this trend of growing loans as we take advantage of our recent new hires, entrances into new markets and continued focus on loan opportunities in our existing markets.”

Total assets at December 31, 2011, were approximately $4.201 billion as compared to approximately $4.136 billion at September 30, 2011, and $4.297 billion at December 31, 2010.

At December 31, 2011, the Company’s capital ratios were in excess of regulatory minimums required to be classified as “well-capitalized.” The Company’s tangible common equity ratio was 7.38%, Tier I leverage capital ratio was 9.44%, Tier I risk-based capital ratio was 13.33%, and total risk-based capital ratio was 14.58%.

Net interest income was $32,495,000 for the fourth quarter of 2011 as compared to $29,855,000 for the fourth quarter of 2010 and $32,864,000 on a linked quarter basis. Net interest margin was 3.84% for the fourth quarter of 2011 as compared to 3.43% for the fourth quarter of 2010 and 3.92% on a linked quarter basis.

For 2011, net interest margin increased to 3.77% from 3.26% for 2010. Net interest income increased to $129,077,000 for 2011 from $105,062,000 for 2010.

“Although margin decreased on a linked quarter basis due primarily to higher than anticipated levels of cash from an increase in deposits and accelerated prepayments on mortgage backed securities, we grew margin by 51 basis points during 2011,” said McGraw. “We expect to see improvement in net interest income with year over year net interest margin remaining stable as we continue to adjust our asset mix by growing loans and changing our funding mix.”

For the fourth quarter of 2011, noninterest income was $13,912,000 as compared to $14,553,000 for the fourth quarter of 2010 and $19,613,000 for the third quarter of 2011. During the third quarter of 2011, noninterest income included a gain of $5,041,000 from the sale of securities. Noninterest income for 2011 was $68,624,000 as compared to $95,915,000 for 2010. Excluding the aforementioned gains from FDIC-assisted acquisitions, noninterest income was $59,850,000 for 2011 and $53,704,000 for 2010.

Noninterest expense was $33,269,000 for the fourth quarter of 2011 as compared to $32,226,000 for the fourth quarter of 2010 and $38,129,000 on a linked quarter basis. Noninterest expense for 2011 was $140,676,000 as compared to $123,619,000 for 2010. The increase in noninterest expense during 2011 was primarily due to costs related to the operations associated with acquisitions and new market expansions, and higher levels of expenses related to other real estate owned.

At December 31, 2011, total nonperforming loans were $124.1 million and total other real estate owned was $113.2 million. The loans and other real estate owned acquired in FDIC-assisted transactions are recorded at fair value which includes an estimated impairment. Furthermore, the loss-share agreements with the FDIC, as well as adjustments to the balances of these acquired assets to record them at fair value, mitigate the impact of further losses on these assets. The Company’s nonperforming loans and other real estate owned covered under loss-share agreements with the FDIC at December 31, 2011, were $89.2 million and $43.1 million, respectively. The remaining information in this release on nonperforming loans, other real estate owned and the related asset quality ratios excludes the assets covered under loss-share agreements with the FDIC.

Nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $34.9 million at December 31, 2011, as compared to $49.0 million at September 30, 2011, and $53.9 million at December 31, 2010. Loans 30 to 89 days past due as a percentage of total loans were 0.71% at December 31, 2011, as compared to 0.75% at September 30, 2011, and 0.99% at December 31, 2010.

The Company recorded a provision for loan losses of $6,000,000 and $22,350,000 for the quarter and year ending December 31, 2011, respectively, as compared to $5,500,000 and $30,665,000 for the quarter and year ending December 31, 2010, respectively. The provision for loan losses for the third quarter of 2011 was $5,500,000. Annualized net charge-offs as a percentage of average loans were 1.56% for the fourth quarter of 2011 as compared to 0.80% for the same period in 2010 and 0.70% on a linked quarter basis. Net charge-offs as a percentage of average loans for the year ending December 31, 2011, were 0.91% as compared to 1.00% for 2010. The increase in net charge-offs, as compared to prior quarters, is due to the final resolution of several large credits during the fourth quarter of 2011.

The allowance for loan losses as a percentage of loans was 1.98% at December 31, 2011, as compared to 2.20% at September 30, 2011, and 2.07% at December 31, 2010. Although the Company’s allowance for loan losses decreased for the quarter and year ending December 31, 2011, as compared to the quarter ending September 30, 2011, and the year ending December 31, 2010, the Company’s coverage ratio, or the allowance for loan losses as a percentage of nonperforming loans, increased to 127% as compared to 99% on a linked quarter basis and 84% for 2010.

Other real estate owned was $70,079,000 at December 31, 2011, as compared to $72,765,000 at September 30, 2011, and $71,833,000 at December 31, 2010. The decrease in other real estate owned reflects the Company’s efforts to dispose of the underlying properties. The Company continues to aggressively market the property held in other real estate owned as evidenced by the fact the Company sold approximately $29.1 million of other real estate owned during 2011 and $7.2 million during the fourth quarter of 2011.

“Moving forward, we believe positive trends such as our improved deposit mix, net loan growth, improving credit metrics and our strong capital position have us prepared for another successful year,” commented McGraw. “In addition, our ability to participate in external opportunities, whether through de novo branches or acquisitions in new markets, has us positioned to expand our market share and cultivate new banking relationships in 2012.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 18, 2012, through the Company’s website: www.renasant.com. The event will be archived on the Company’s website for one year. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-877-317-6789 in the United States and requesting the Renasant Corporation earnings call. International participants should dial 1-412-317-6789.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 107-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011				2010				Q4 2011 - Q4 2010 Percent Variance	For the Year Ended December 31,
Statement of earnings	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Interest income - taxable equivalent basis	$42,430	$43,432	$45,291	$45,371	$45,224	$44,770	$39,590	$40,900	(6.18)	$176,524	$170,484	3.54

Interest income	$40,970	$41,930	$43,775	$43,803	$43,817	$43,433	$38,381	$39,708	(6.50)	$170,478	$165,339	3.11
Interest expense	8,475	9,066	11,153	12,707	13,962	16,316	14,701	15,298	(39.30)	41,401	60,277	(31.32)

Net interest income	32,495	32,864	32,622	31,096	29,855	27,117	23,680	24,410	8.84	129,077	105,062	22.86

Provision for loan losses	6,000	5,500	5,350	5,500	5,500	11,500	7,000	6,665	9.09	22,350	30,665	(27.12)

Net interest income after provision	26,495	27,364	27,272	25,596	24,355	15,617	16,680	17,745	8.79	106,727	74,397	43.46

Service charges on deposit accounts	4,527	4,797	5,082	4,880	5,482	5,771	5,361	5,090	(17.42)	19,286	21,704	(11.14)
Fees and commissions on loans and deposits	5,102	4,898	4,548	4,138	4,184	3,654	3,409	3,721	21.94	18,686	14,968	24.84
Insurance commissions and fees	812	847	783	832	916	828	830	834	(11.35)	3,274	3,408	(3.93)
Trust revenue	1,123	771	650	613	626	562	632	584	79.39	3,157	2,404	31.32
Securities gains (losses)	—	5,041	(258)	12	—	(1,009)	2,049	(160)	—	4,795	880	444.89
Gain on sale of mortgage loans	662	1,371	949	1,151	2,127	1,774	994	1,329	(68.88)	4,133	6,224	(33.60)
Gain on acquisition	—	570	—	8,774	—	42,211	—	—	—	9,344	42,211	(77.86)
Other	1,686	1,318	1,580	1,365	1,218	743	1,069	1,086	38.42	5,949	4,116	44.53

Total noninterest income	13,912	19,613	13,334	21,765	14,553	54,534	14,344	12,484	(4.40)	68,624	95,915	(28.45)

Salaries and employee benefits	16,232	17,493	16,173	16,237	15,957	16,694	13,052	13,197	1.72	66,135	58,900	12.28
Occupancy and equipment	3,522	3,434	3,357	3,239	2,716	3,271	2,926	2,931	29.68	13,552	11,844	14.42
Data processing	1,925	1,927	1,657	1,788	1,665	1,703	1,580	1,426	15.62	7,297	6,374	14.48
Debt extinguishment penalty	—	—	—	1,903	—	2,785	—	—	—	1,903	2,785	(31.67)
Merger-related expenses	—	326	—	1,325	—	1,955	—	—	—	1,651	1,955	(15.55)
Other real estate	3,357	6,336	2,122	3,511	3,288	4,635	959	736	2.10	15,326	9,618	59.35
Amortization of intangibles	366	351	510	515	523	505	470	476	(30.02)	1,742	1,974	(11.75)
Other	7,867	8,262	8,736	8,205	8,077	8,023	7,201	6,868	(2.60)	33,070	30,169	9.62

Total noninterest expense	33,269	38,129	32,555	36,723	32,226	39,571	26,188	25,634	3.24	140,676	123,619	13.80

Income before income taxes	7,138	8,848	8,051	10,638	6,682	30,580	4,836	4,595	6.82	34,675	46,693	(25.74)
Income taxes	1,348	2,316	2,294	3,085	1,961	11,029	1,040	988	(31.26)	9,043	15,018	(39.79)

Net income	$5,790	$6,532	$5,757	$7,553	$4,721	$19,551	$3,796	$3,607	22.64	$25,632	$31,675	(19.08)

Basic earnings per share	$0.23	$0.26	$0.23	$0.30	$0.19	$0.81	$0.18	$0.17	21.05	$1.02	$1.39	(26.62)
Diluted earnings per share	0.23	0.26	0.23	0.30	0.19	0.81	0.18	0.17	21.05	1.02	1.38	(26.09)

Average basic shares outstanding	25,061,122	25,061,068	25,059,081	25,052,126	25,042,137	24,098,629	21,088,942	21,082,991	0.08	25,058,381	22,842,502	9.70
Average diluted shares outstanding	25,183,114	25,180,923	25,182,503	25,172,410	25,177,394	24,208,642	21,224,836	21,208,934	0.02	25,186,131	22,976,088	9.62

Common shares outstanding	25,066,068	25,061,068	25,061,068	25,056,431	25,043,112	25,041,540	21,100,130	21,082,991	0.09	25,066,068	25,043,112	0.09
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—

Performance ratios
Return on average shareholders’ equity	4.71%	5.36%	4.84%	6.51%	3.93%	16.64%	3.69%	3.55%		5.34%	7.16%
Return on average shareholders’ equity, excluding amortization expense	4.89%	5.54%	5.11%	6.78%	4.20%	16.91%	3.97%	3.84%		5.57%	7.44%
Return on average assets	0.55%	0.63%	0.54%	0.69%	0.44%	1.83%	0.42%	0.40%		0.60%	0.80%
Return on average assets, excluding amortization expense	0.57%	0.65%	0.57%	0.72%	0.47%	1.86%	0.45%	0.44%		0.63%	0.83%

Net interest margin (FTE)	3.84%	3.92%	3.76%	3.55%	3.43%	3.12%	3.15%	3.27%		3.77%	3.26%
Yield on earning assets (FTE)	4.80%	4.96%	4.99%	4.93%	4.97%	4.92%	5.02%	5.23%		4.92%	5.04%
Cost of funding	0.92%	0.99%	1.17%	1.31%	1.49%	1.75%	1.86%	1.95%		1.11%	1.74%
Average earning assets to average assets	84.22%	83.95%	84.75%	84.16%	84.24%	84.78%	87.42%	87.28%		84.28%	85.82%
Average loans to average deposits	75.83%	76.23%	72.47%	70.20%	74.41%	76.41%	84.53%	88.47%		73.64%	80.20%

Noninterest income (less securities gains/losses) to average assets	1.32%	1.40%	1.27%	1.99%	1.35%	5.19%	1.36%	1.42%		1.50%	2.41%
Noninterest expense to average assets	3.16%	3.65%	3.04%	3.37%	2.98%	3.70%	2.90%	2.87%		3.30%	3.13%
Net overhead ratio	1.84%	2.26%	1.77%	1.37%	1.64%	-1.49%	1.54%	1.45%		1.81%	0.72%
Efficiency ratio (FTE)	69.50%	70.64%	68.58%	67.47%	70.34%	47.68%	66.75%	67.31%		69.04%	59.97%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011				2010				Q4 2011 - Q4 2010 Percent Variance	For the Year Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Average balances
Total assets	$4,172,518	$4,142,851	$4,294,530	$4,423,088	$4,285,887	$4,246,566	$3,616,125	$3,621,361	(2.65)	$4,257,244	$3,944,009	7.94
Earning assets	3,514,110	3,478,054	3,639,696	3,722,419	3,610,526	3,600,033	3,161,214	3,160,620	(2.67)	3,588,195	3,384,856	6.01
Securities	745,398	796,957	863,735	881,808	785,613	729,789	734,690	697,913	(5.12)	821,532	737,256	11.43
Loans, net of unearned	2,594,820	2,577,539	2,575,890	2,556,572	2,576,721	2,533,567	2,304,663	2,354,443	0.70	2,577,185	2,442,761	5.50
Intangibles	192,611	191,574	191,320	191,740	192,123	192,447	190,639	190,881	0.25	191,809	191,867	(0.03)

Noninterest-bearing deposits	$523,807	$480,699	$468,170	$476,115	$371,908	$351,449	$315,242	$310,726	40.84	$487,310	$334,849	45.53
Interest-bearing deposits	2,854,146	2,880,248	3,072,809	3,148,481	3,053,382	2,929,739	2,387,175	2,332,741	(6.53)	2,988,208	2,683,017	11.37
Total deposits	3,377,953	3,360,947	3,540,979	3,624,596	3,425,290	3,281,188	2,702,417	2,643,467	(1.38)	3,475,518	3,017,866	15.16
Borrowed funds	260,672	259,387	261,060	290,201	318,873	438,047	468,196	530,654	(18.25)	267,726	438,140	(38.89)
Shareholders’ equity	487,752	483,121	476,896	470,875	476,449	466,109	412,959	412,132	2.37	479,717	442,311	8.46

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$31,154	$40,363	$42,331	$46,406	$46,662	$56,674	$53,868	$44,688	(33.23)	$31,154	$46,662	(33.23)
Loans 90 past due or more	3,760	8,674	9,646	10,839	7,196	8,923	10,794	9,916	(47.75)	3,760	7,196	(47.75)

Nonperforming loans	34,914	49,037	51,977	57,245	53,858	65,597	64,662	54,604	(35.17)	34,914	53,858	(35.17)
Other real estate owned	70,079	72,765	68,384	71,415	71,833	62,936	66,797	62,508	(2.44)	70,079	71,833	(2.44)

Nonperforming assets not subject to loss share	$104,993	$121,802	$120,361	$128,660	$125,691	$128,533	$131,459	$117,112	(16.47)	$104,993	$125,691	(16.47)

Assets subject to loss share:
Nonaccrual loans	$88,034	$84,426	$78,780	$78,909	$82,393	$67,135	$—	$—	6.85	$88,034	$82,393	6.85
Loans 90 past due or more	1,134	12,222	10,619	7,817	—	—	—	—	—	1,134	—	—

Non-performing loans subject to loss share	89,168	96,648	89,399	86,726	82,393	67,135	—	—	8.22	89,168	82,393	8.22
Other real estate owned and repossessions	43,156	44,021	59,802	59,036	54,715	49,286	—	—	(21.13)	43,156	54,715	(21.13)

Non-performing assets subject to loss share	$132,324	$140,669	$149,201	$145,762	$137,108	$116,421	$—	$—	(3.49)	$132,324	$137,108	(3.49)

Net loan charge-offs (recoveries)	$10,192	$4,539	$5,284	$3,410	$5,217	$7,514	$6,948	$4,716	95.36	$23,425	$24,395	(3.98)
Allowance for loan losses	44,340	48,532	47,571	47,505	45,415	45,132	41,146	41,094	(2.37)	44,340	45,415	(2.37)

Nonperforming loans / total loans*	1.56%	2.22%	2.38%	2.61%	2.46%	2.94%	2.86%	2.37%		1.56%	2.46%
Nonperforming assets / total assets*	2.50%	2.94%	2.83%	2.91%	2.92%	3.02%	3.66%	3.22%		2.50%	2.92%
Allowance for loan losses / total loans*	1.98%	2.20%	2.18%	2.17%	2.07%	2.02%	1.82%	1.78%		1.98%	2.07%
Allowance for loan losses / nonperforming loans*	127.00%	98.97%	91.52%	82.99%	84.32%	68.80%	63.63%	75.26%		127.00%	84.32%
Annualized net loan charge-offs / average loans*	1.56%	0.70%	0.82%	0.54%	0.80%	1.18%	1.21%	0.81%		0.91%	1.00%

Balances at period end
Total assets	$4,201,332	$4,136,474	$4,259,200	$4,422,164	$4,297,327	$4,256,253	$3,593,872	$3,641,709	(2.23)	$4,201,332	$4,297,327	(2.23)
Earning assets	3,528,980	3,480,982	3,585,441	3,724,108	3,631,730	3,600,972	3,156,451	3,200,159	(2.83)	3,528,980	3,631,730	(2.83)
Securities	796,341	718,881	833,710	880,382	834,472	745,486	721,640	741,207	(4.57)	796,341	834,472	(4.57)
Mortgage loans held for sale	28,222	24,739	11,511	9,399	27,704	25,639	21,261	16,597	1.87	28,222	27,704	1.87
Loans not subject to loss share	2,241,622	2,204,955	2,185,490	2,190,376	2,190,909	2,231,075	2,263,263	2,308,335	2.31	2,241,622	2,190,909	2.31
Loans subject to loss share	339,462	359,813	377,149	386,811	333,681	352,535	—	—	1.73	339,462	333,681	1.73
Total loans	2,581,084	2,564,768	2,562,639	2,577,187	2,524,590	2,583,610	2,263,263	2,308,335	2.24	2,581,084	2,524,590	2.24
Intangibles	192,520	192,755	191,086	191,581	191,867	192,391	190,411	190,881	0.34	192,520	191,867	0.34

Noninterest-bearing deposits	$531,910	$493,130	$458,686	$486,676	$368,798	$361,504	$313,309	$315,064	44.23	$531,910	$368,798	44.23
Interest-bearing deposits	2,880,327	2,849,225	3,018,733	3,158,198	3,099,353	3,054,424	2,374,903	2,398,784	(7.07)	2,880,327	3,099,353	(7.07)
Total deposits	3,412,237	3,342,355	3,477,419	3,644,874	3,468,151	3,415,928	2,688,212	2,713,848	(1.61)	3,412,237	3,468,151	(1.61)
Borrowed funds	254,709	262,569	263,067	260,149	316,436	322,245	459,762	483,183	(19.51)	254,709	316,436	(19.51)
Shareholders’ equity	488,294	487,401	480,135	473,354	469,509	477,034	412,235	410,557	4.00	488,294	469,509	4.00

Market value per common share	$15.00	$12.73	$14.49	$16.98	$16.91	$15.21	$14.35	$16.18	(11.30)	$15.00	$16.91	(11.30)
Book value per common share	19.48	19.45	19.16	18.89	18.75	19.05	19.54	19.47	3.91	19.48	18.75	3.91
Tangible book value per common share	11.80	11.76	11.53	11.25	11.09	11.37	10.51	10.42	6.43	11.80	11.09	6.43
Shareholders’ equity to assets (actual)	11.62%	11.78%	11.27%	10.70%	10.93%	11.21%	11.47%	11.27%		11.62%	10.93%
Tangible capital ratio	7.38%	7.47%	7.11%	6.66%	6.76%	7.00%	6.52%	6.37%		7.38%	6.76%

Leverage ratio	9.44%	9.48%	9.10%	8.77%	8.97%	9.03%	8.78%	8.74%		9.44%	8.97%
Tier 1 risk-based capital ratio	13.33%	13.63%	13.58%	13.59%	13.58%	13.55%	11.42%	11.20%		13.33%	13.58%
Total risk-based capital ratio	14.58%	14.89%	14.83%	14.84%	14.83%	14.80%	12.67%	12.45%		14.58%	14.83%

*	Based on assets not subject to loss share

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011				2010				Q4 2011 - Q4 2010 Percent Variance	For the Year Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$260,288	$247,950	$243,343	$250,889	$244,355	$259,710	$273,356	$276,749	6.52	$260,288	$244,355	6.52
Lease financing	328	350	393	458	503	547	601	677	(34.79)	328	503	(34.79)
Real estate - construction	74,159	75,690	77,224	71,559	66,798	62,593	62,469	110,121	11.02	74,159	66,798	11.02
Real estate - 1-4 family mortgages	716,704	712,871	720,451	730,860	749,863	770,773	798,185	809,271	(4.42)	716,704	749,863	(4.42)
Real estate - commercial mortgages	1,130,143	1,106,037	1,081,801	1,073,561	1,065,271	1,072,484	1,071,876	1,055,102	6.09	1,130,143	1,065,271	6.09
Installment loans to individuals	60,000	62,057	62,278	63,049	64,119	64,968	56,776	56,415	(6.42)	60,000	64,119	(6.42)

Loans, net of unearned	$2,241,622	$2,204,955	$2,185,490	$2,190,376	$2,190,909	$2,231,075	$2,263,263	$2,308,335	2.31	$2,241,622	$2,190,909	2.31

Loans subject to loss share by category
Commercial, financial, agricultural	$17,803	$19,196	$24,233	$22,964	$20,921	$22,543	$—	$—	(14.90)	$17,803	$20,921	(14.90)
Lease financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate - construction	7,076	10,811	10,318	13,847	15,563	17,385	—	—	(54.53)	7,076	15,563	(54.53)
Real estate - 1-4 family mortgages	107,923	114,228	119,508	123,770	122,519	138,863	—	—	(11.91)	107,923	122,519	(11.91)
Real estate - commercial mortgages	206,492	215,370	222,876	226,038	174,572	172,145	—	—	18.28	206,492	174,572	18.28
Installment loans to individuals	168	208	214	192	106	1,599	—	—	58.49	168	106	58.49

Loans, net of unearned	$339,462	$359,813	$377,149	$386,811	$333,681	$352,535	$—	$—	1.73	$339,462	$333,681	1.73